Crescent Capital BDC, Inc. Reports Third Quarter 2024 Earnings Results;
Declares a Fourth Quarter Base Dividend of $0.42 Per Share, and a Third Quarter Supplemental Dividend of $0.07 Per Share

LOS ANGELES, November 12, 2024 — Crescent Capital BDC, Inc. (“Crescent BDC” or “Company”) (NASDAQ: CCAP) today reported net investment income of $0.64 per share and net income of $0.41 per share for the quarter ended September 30, 2024. Reported net asset value per share was $20.20 as of September 30, 2024.

Dividend Declarations

The Company’s Board of Directors (the “Board”) declared a fourth quarter 2024 regular cash dividend of $0.42 per share to stockholders of record as of December 31, 2024, payable on January 15, 2025. The Board also announced a third quarter 2024 supplemental cash dividend of $0.07 per share to stockholders of record as of November 29, 2024, payable on December 16, 2024.

Selected Financial Highlights

($ in millions, except per share amounts)

	As of and for the three months ended
	September 30, 2024	June 30, 2024	September 30, 2023
Investments, at fair value	$1,591.4	$1,610.8	$1,564.8
Total assets	$1,645.0	$1,672.4	$1,624.5
Total net assets	$748.8	$752.4	$730.3
Net asset value per share	$20.20	$20.30	$19.70

Investment income	$51.6	$48.9	$48.2
Net investment income	$23.5	$21.7	$21.7
Net realized gains (losses), net of taxes	$3.8	$(4.1)	$(0.1)
Net change in unrealized gains (losses), net of taxes	$(12.0)	$2.8	$1.0
Net increase (decrease) in net assets resulting from operations	$15.3	$20.4	$22.6

Net investment income per share	$0.64	$0.59	$0.59
Net realized gains (losses) per share, net of taxes	$0.10	$(0.11)	$(0.00)
Net change in unrealized gains (losses) per share, net of taxes	$(0.32)	$0.07	$0.02
Net increase (decrease) in net assets resulting from operations per share	$0.41	$0.55	$0.61
Regular distributions paid per share	$0.42	$0.42	$0.41
Supplemental distributions paid per share	$0.07	$0.11	$0.08

Weighted average yield on income producing securities (at cost)[1]	11.6%	12.2%	12.3%
Percentage of debt investments at floating rates	97.4%	96.9%	98.6%

Portfolio & Investment Activity

As of September 30, 2024 and December 31, 2023, the Company had investments in 183 and 186 portfolio companies with an aggregate fair value of $1,591.4 and $1,582.1 million, respectively. The portfolio at fair value was comprised of the following asset types:

Portfolio Asset Types:
	As of
$ in millions	September 30, 2024		December 31, 2023
Investment Type	Fair Value	Percentage	Fair Value	Percentage
Senior secured first lien	$401.7	25.2%	$429.2	27.0%
Unitranche first lien[2]	1,023.7	64.4	973.9	61.5
Unitranche first lien - last out[2]	5.8	0.4	13.5	0.9
Senior secured second lien	41.8	2.6	58.2	3.7
Unsecured debt	18.7	1.2	4.1	0.3
Equity & other	59.2	3.7	50.1	3.2
LLC/LP equity interests	40.5	2.5	53.1	3.4
Total investments	$1,591.4	100.0%	$1,582.1	100.0%

For the quarter ended September 30, 2024, the Company invested $72.7 million across six new portfolio companies and several follow-on revolver and delayed draw fundings. During this period, the Company had $92.3 million in aggregate exits, sales and repayments. For the quarter ended June 30, 2024, the Company invested $119.3 million across six new portfolio companies and several follow-on revolver and delayed draw fundings. During this period, the Company had $73.4 million in aggregate exits, sales and repayments.

Results of Operations

For the quarter ended September 30, 2024 and 2023, investment income was $51.6 million and $48.2 million, respectively. The increase in investment income was due to a rise in one-time non-recurring income. Net expenses, including income and excise taxes, totaled $28.1 million and $26.4 million for the quarter ended September 30, 2024 and 2023, respectively. The increase in net expenses was primarily due to a higher weighted average debt outstanding.

Liquidity and Capital Resources

As of September 30, 2024, the Company had $37.8 million in cash and cash equivalents and restricted cash and $317.0 million of undrawn capacity on its credit facilities, subject to borrowing base and other limitations. The weighted average cost of debt on the Company’s debt outstanding as of September 30, 2024 was 6.59%.

The Company’s debt to equity ratio was 1.15x as of September 30, 2024.

Conference Call

The Company will host a webcast/conference call on Tuesday, November 12, 2024 at 12:00 p.m. (Eastern Time) to discuss its financial results for the quarter ended September 30, 2024. Please visit Crescent BDC’s webcast link located on the Events & Presentations page of the Investor Relations section of Crescent BDC’s website for a slide presentation that complements the earnings conference call.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Events & Presentations page of the Investor Resources section of Crescent BDC’s website at www.crescentbdc.com. Please visit the website to test your connection before the webcast. Participants are also invited to access the conference call by dialing the following number:

Toll Free: (800) 245-3047

Conference ID: CRESCENT

All callers will need to reference the Conference ID once connected with the operator. An archived replay will be available via a webcast link located on the Investor Relations section of Crescent BDC's website.

Endnotes

Note: Numbers may not sum due to rounding.

1)
Yield includes performing debt and other income producing investments (excluding investments on non-accrual).
2)
Unitranche loans are first lien loans that may extend deeper in a company’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority among different lenders in the unitranche loan. In certain instances, the Company may find another lender to provide the “first out” portion of such loan and retain the “last out” portion of such loan, in which case, the “first out” portion of the loan would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last out” portion that the Company would continue to hold. In exchange for the greater risk of loss, the “last out” portion earns a higher interest rate.

Crescent Capital BDC, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands except share and per share data)

	As of September 30, 2024	As of December 31, 2023
Assets
Investments, at fair value
Non-controlled non-affiliated investments (cost of$1,485,564 and $1,469,251, respectively)	$1,492,347	$1,465,537
Non-controlled affiliated investments (cost of $48,703 and $56,084, respectively)	51,003	52,619
Controlled investments (cost of $66,748 and $67,353, respectively)	48,083	63,919
Cash and cash equivalents	17,086	7,780
Restricted cash and cash equivalents	20,751	16,690
Interest and dividend receivable	10,640	14,000
Receivable from unsettled transactions	131	251
Unrealized appreciation on foreign currency forward contracts	1,396	5,128
Deferred tax assets	503	114
Other assets	3,109	1,341
Total assets	$1,645,049	$1,627,379

Liabilities
Debt (net of deferred financing costs of $7,358 and $7,138)	$857,236	$844,783
Distributions payable	15,566	15,195
Interest and other debt financing costs payable	9,116	10,900
Management fees payable	5,089	5,026
Incentive fees payable	4,899	4,770
Deferred tax liabilities	503	578
Unrealized depreciation on foreign currency forward contracts	77	84
Accrued expenses and other liabilities	3,756	3,449
Total liabilities	$896,242	$884,785

Net assets
Preferred stock, par value $0.001 per share (10,000 shares authorized, zero outstanding, respectively)	$-	$-
Common stock, par value $0.001 per share (200,000,000 shares authorized, 37,061,547 and 30,887,360 shares issued and outstanding, respectively)	37	37
Paid-in capital in excess of par value	965,895	965,895
Accumulated earnings (loss)	(217,125)	(223,338)
Total net assets	$748,807	$742,594
Total liabilities and net assets	$1,645,049	$1,627,379
Net asset value per share	$20.20	$20.04

Crescent Capital BDC, Inc.

Consolidated Statements of Operations

(in thousands except share and per share data)
(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Investment Income:
From non-controlled non-affiliated investments:
Interest income	$42,294	$42,578	$127,832	$118,080
Paid-in-kind interest	3,527	703	6,742	1,971
Dividend income	102	1	496	80
Other income	1,149	237	2,815	466
From non-controlled affiliated investments:
Interest income	713	770	2,505	2,122
Paid-in-kind interest	708	384	1,217	619
Dividend income	520	530	808	1,709
Other income	-	161	16	309
From controlled investments:
Interest income	273	148	881	468
Paid-in-kind interest	—	—	—	192
Dividend income	2,344	2,640	7,624	8,160
Other income	3	—	8	—
Total investment income	51,633	48,152	150,944	134,176

Expenses:
Interest and other debt financing costs	16,104	15,379	47,638	43,019
Management fees	5,119	5,073	15,133	14,541
Income based incentive fees	4,976	4,593	14,518	12,634
Professional fees	585	383	1,483	1,121
Directors’ fees	151	151	459	457
Other general and administrative expenses	609	618	1,914	2,099
Total expenses	27,544	26,197	81,145	73,871
Management fees waiver	(30)	(49)	(101)	(145)
Income based incentive fees waiver	(77)	(69)	(114)	(229)
Net expenses	27,437	26,079	80,930	73,497
Net investment income before taxes	24,196	22,073	70,014	60,679
(Benefit) provision for income and excise taxes	655	350	1,455	890
Net investment income	23,541	21,723	68,559	59,789
Net realized and unrealized gains (losses) on investments:
Net realized gain (loss) on:
Non-controlled non-affiliated investments	2,095	41	(4,839)	(6,202)
Non-controlled affiliated investments	(4,828)	—	(4,828)	—
Controlled investments	6,443	—	6,443	—
Foreign currency transactions	59	(10)	(460)	(68)
Foreign currency forward contracts	—	—	3,223	—
Net change in unrealized appreciation (depreciation) on:
Non-controlled non-affiliated investments and foreign currency translation	(3,774)	476	8,287	4,932
Non-controlled affiliated investments	4,571	(4,014)	5,765	(3,475)
Controlled investments	(11,378)	2,488	(15,231)	(3,482)
Foreign currency forward contracts	(1,405)	1,994	(3,725)	755
Net realized and unrealized gains (losses) on investments	(8,217)	975	(5,365)	(7,540)
Benefit (provision) for taxes on realized gain on investments	—	(120)	—	132
Benefit (provision) for taxes on unrealized appreciation (depreciation) on investments	(56)	43	464	598
Net increase (decrease) in net assets resulting from operations	$15,268	$22,621	$63,658	$52,979

Per common share data:
Net increase (decrease) in net assets resulting from operations per share (basic and diluted):	$0.41	$0.61	$1.72	$1.49
Net investment income per share (basic and diluted):	$0.64	$0.59	$1.85	$1.68
Weighted average shares outstanding (basic and diluted):	37,061,547	37,061,547	37,061,547	35,546,270

About Crescent BDC

Crescent BDC is a business development company that seeks to maximize the total return of its stockholders in the form of current income and capital appreciation by providing capital solutions to middle market companies with sound business fundamentals and strong growth prospects. Crescent BDC utilizes the extensive experience, origination capabilities and disciplined investment process of Crescent. Crescent BDC is externally managed by Crescent Cap Advisors, LLC, a subsidiary of Crescent. Crescent BDC has elected to be regulated as a business development company under the Investment Company Act of 1940. For more information about Crescent BDC, visit www.crescentbdc.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

About Crescent Capital Group

Crescent is a global credit investment manager with $43 billion of assets under management. For over 30 years, the firm has focused on below investment grade credit through strategies that invest in marketable and privately originated debt securities including senior bank loans, high yield bonds, as well as private senior, unitranche and junior debt securities. Crescent is headquartered in Los Angeles with offices in New York, Boston, Chicago and London with more than 225 employees globally. Crescent is a part of SLC Management, the institutional alternatives and traditional asset management business of Sun Life. For more information about Crescent, visit www.crescentcap.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact:

Dan McMahon

daniel.mcmahon@crescentcap.com

212-364-0149

Forward-Looking Statements

This press release, and other statements that Crescent BDC may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Crescent BDC’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

Crescent BDC cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time. Forward-looking statements speak only as of the date they are made, and Crescent BDC assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Crescent BDC’s SEC reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) our future operating results; (2) our business prospects and the prospects of our portfolio companies; (3) the impact of investments that we expect to make; (4) our contractual arrangements and relationships with third parties; (5) the dependence of our future success on the general economy and its impact on the industries in which we invest; (6) the financial condition of and ability of our current and prospective portfolio companies to achieve their objectives; (7) our expected financings and investments; (8) the adequacy of our cash resources and working capital, including our ability to obtain continued financing on favorable terms; (9) the timing of cash flows, if any, from the operations of our portfolio companies; (10) the impact of increased competition; (11) the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments; (12) potential conflicts of interest in the allocation of opportunities between us and other investment funds managed by our investment adviser or its affiliates; (13) the ability of our investment adviser to attract and retain highly talented professionals; (14) changes in law and policy accompanying the new administration and uncertainty pending any such changes; (15) increased geopolitical unrest, terrorist attacks or acts of war, which may adversely affect the general economy, domestic and local financial and capital markets, or the specific industries of our portfolio companies; (16) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets; (17) the unfavorable resolution of legal proceedings; and (18) the impact of changes to tax legislation and, generally, our tax position.

Crescent BDC’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC, identifies additional factors that can affect forward-looking statements.

Other Information

The information in this press release is summary information only and should be read in conjunction with Crescent BDC’s annual report on Form 10-K for the year ended December 31, 2023, which Crescent BDC filed with the U.S. Securities and Exchange Commission (the SEC) on February 21, 2024, as well as Crescent BDC’s other reports filed with the SEC. A copy of Crescent BDC’s annual report on Form 10-K for the year ended December 31, 2023, Crescent BDC’s quarterly reports on Form 10-Q and Crescent BDC’s other reports filed with the SEC can be found on Crescent BDC’s website at www.crescentbdc.com and the SEC’s website at www.sec.gov.